UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2002

EMPIRE PETROLEUM CORPORATION

(formerly Americomm Resources Corporation)

(Exact name of registrant as specified in its charter)

Delaware	0-20193	73-1238709
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer identification No.)
15 E. 5th Street, Suite 4000 Tulsa, OK	74103-4346
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (918) 587-8093

ITEM 5. Other Events and Regulation FD Disclosure.

        On April 16, 2002, Empire Petroleum Corporation  issued a press release, a copy of which is attached hereto as Exhibit 99, and is incorporated herein by reference.

ITEM 6. Resignations of Registrant's Directors.

        John P. McGrain and Thomas J. Jacobsen who previously served as officers and directors of Empire Petroleum Corporation resigned these positioins effective April 16, 2002. The resignations were not the result of any disagreement with the registrant on any matter relating to the registrant's operations, policies or practices, and neither former officer and director has furnished the registrant with a letter describing any such disagreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Date: April 16, 2002

Empire Petroleum Corporation

By: /s/ Albert E. Whitehead

Albert E. Whitehead

Chief Executive Officer